Exhibit 10.34

FORM OF

HEADS OF AGREEMENT

This Heads of Agreement (this “Agreement”) is made as of      , 2015 between POSEIDON CONTAINERS HOLDINGS CORP., a Marshall Islands corporation (the “Company”) and TECHNOMAR SHIPPING INC., a Liberian corporation (“Technomar”). Each of the Company and Technomar is a “Party” and both are collectively, the “Parties.”

WHEREAS, the Company has been established to, among other things, own and operate a fleet of containership vessels (the “Vessels”), through wholly-owned subsidiaries (the “SPVs”);

WHEREAS, the Company is contemplating an initial public offering of its shares on the New York Stock Exchange or other internationally recognized stock exchange (the “IPO”);

WHEREAS, Technomar provides vessel technical management services to containerships, including to certain vessels currently owned by the Company’s Affiliates that the Company expects to acquire on or before the completion of the IPO;

WHEREAS, the Company desires to engage Technomar to provide vessel technical management services to the Vessels the Company targets (the “Target Vessels”) to acquire and own as of the completion of the IPO (the “IPO Completion Date”) as well as to any Vessels that the Company may acquire and own in the future subsequent to the IPO Completion Date (the “Future Vessels”);

WHEREAS, Technomar is willing to provide such services to the Target Vessels and to arrange for, and maintain at all relevant times, the necessary resources to manage all the Vessels, including the Future Vessels.

WHEREAS, the Parties have agreed on the form of technical management agreement attached hereto as Appendix A (the “Technical Management Agreement”).

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the Parties agree as follows:

Unless otherwise defined herein, each capitalized term used in this Agreement shall have the meaning given such term in the Technical Management Agreement.

1.        The Company hereby engages Technomar to provide the vessel technical management services to the Vessels, including both the Target Vessels and the Future Vessels, as provided for herein.

2.        Technomar hereby accepts such engagement effective as of the date hereof and in consideration thereof undertakes to maintain the necessary resources available to manage each of the Vessels.

3.        The Company agrees to give Technomar at least 45 days advance notice of any proposed acquisitions of Target Vessel(s) and undertakes to procure that, on or before the IPO Completion Date, each SPV that will own a Target Vessel shall enter into a separate vessel management agreement with Technomar substantially in the form of the Technical Management Agreement, which vessel management agreement shall be effective as of the IPO Completion Date unless otherwise mutually agreed.

4.        Furthermore, the Company agrees to give Technomar at least 45 days advance notice of any proposed acquisitions of Future Vessel(s) and undertakes to procure that, on or before the contract date of a definitive agreement to purchase or order such Future Vessel, each SPV that will own a Future Vessel shall enter into a vessel management agreement with Technomar substantially in the form of the Technical Management Agreement with Technomar.

5.        Technomar undertakes to have the necessary resources to manage each Future Vessel.

6.        Guarantee. In consideration of Technomar entering into this Agreement and agreeing to enter into the Vessel Management Agreements with each SPV in respect of the Vessels, the Company hereby irrevocably and unconditionally guarantees as primary obligor and not merely as the surety, the due and punctual performance of any obligations and payment of any amounts due to Technomar by the SPVs under or in connection with the relevant Management Agreement.

7.        Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

8.        Governing Law. This Agreement shall be governed in all respects, including as to validity, construction, interpretation and effect, by the substantive laws of New York, without giving effect to the conflict of laws rules thereof.

9.        Waiver of Jury Trial. EACH PARTY HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, COMPLAINT, INVESTIGATION, PETITION, SUIT OR OTHER PROCEEDING, WHETHER IN CONTRACT OR TORT, IN LAW OR EQUITY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH (THREATENED BREACH), TERMINATION OR VALIDITY HEREOF, AND THE SERVICES CONTEMPLATED HEREBY.

10.      Severability. If any provision of this Agreement is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever, so long as this Agreement, taken as a whole, still expresses the material intent of the Parties. The invalidity of any one or more phrases, sentences, clauses, articles, sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

11.      Third Party Beneficiaries. This Agreement is not intended to confer upon any Person, except for the Parties hereto and the SPVs, any rights or remedies hereunder.

12.      Amendments. This Agreement (including this Section 12) may not be amended, modified or supplemented except by a written instrument signed by both Parties.

13.      Assignment. Neither Party may transfer, assign or delegate any of such Party’s rights, obligations or duties hereunder without the other Party’s prior written consent, which shall not be unreasonably withheld; provided, however, that Technomar shall have the right to transfer, assign or delegate any of its rights, obligations or duties hereunder to any of its Affiliates or other companies controlled by George Giouroukos without the Company’s prior written consent. Any attempted transfer, assignment or delegation in contravention of this Section 13 shall be null and void.

14.      Submission to Jurisdiction, Service of Process.

(a)      Each Party hereto hereby irrevocably and unconditionally (i) consents to submission to the exclusive jurisdiction of the courts of the State of New York located in New York County and of the Federal Courts of the United States of America located in the State of New York, County of New York (the “New York Courts”), for any action, claim, complaint, investigation, petition, suit or other proceeding, whether in contract or tort, in law or equity arising out of or relating to this Agreement or the breach (threatened breach), termination or validity hereof and the transactions contemplated hereby (“Action”), (ii) agrees not to commence any Action except in such New York

Courts and in accordance with the provisions of this Agreement, (iii) agrees that service of any process, summons, notice, or document by U.S. registered mail or as otherwise provided in this Agreement shall be effective service of process for any Action brought in any such New York Court, (iv) waives any objection to the laying of venue of any Action in the New York Courts, and (v) agrees not to plead or claim in any such court that any such Action brought in any New York Court has been brought in an inconvenient forum.

(b)  Notwithstanding anything to the contrary contained in this Agreement, if, in connection with any Action that either Party may seek to bring against the other Party in the New York Courts as required by Section 14(a), the New York Courts refuse to accept jurisdiction to adjudicate such Action or such Action against any or all of the Parties is dismissed by a New York Court for lack of personal or subject matter jurisdiction, then the Parties agree that any and all claims that could have been brought in such Action shall be resolved solely and exclusively by arbitration in accordance with the following:

 (i)           The arbitration shall be held in accordance with the Rules of Arbitration of the International Chamber of Commerce (“ICC”) then in effect (“Rules”), except as modified herein.

(ii)           The seat of the arbitration shall be New York, New York, and the language of the arbitration shall be English. There shall be three arbitrators, one of whom shall be nominated by the Party seeking arbitration, and the other who shall be nominated by the other Party, within twenty (20) days of receipt by respondent(s) of a copy of the request for arbitration. The two party-appointed arbitrators shall have twenty (20) days from the confirmation of the nomination of the second arbitrator by the ICC International Court of Arbitration (“ICC Court”) to agree on the nomination of a third arbitrator who shall serve as chair of the arbitral tribunal. On the request of either Party, any arbitrator not timely appointed in accordance with this Agreement or the Rules, shall be appointed by the ICC Court.

(iii)          In addition to monetary damages, the arbitral tribunal shall be empowered to award equitable relief, including, but not limited to an injunction and specific performance of any obligation under this Agreement. In rendering the award, the arbitral tribunal shall follow the governing law as provided in Section 8. The arbitral tribunal shall be authorized in its discretion to grant pre-award and post-award interest at commercial rates. Any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the Party resisting such enforcement.

(iv)          The award shall be final and binding upon the Parties as from the date rendered, and shall be the sole and exclusive remedy between the Parties regarding any claims, counterclaims, issues or accounting presented to the arbitral tribunal. Judgment upon any award may be entered and enforced in any court having jurisdiction over a Party or any of its assets. For the purpose of the enforcement of an award, the Parties irrevocably and unconditionally submit to the jurisdiction of a competent court in any jurisdiction in which a Party may have assets and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum. This Agreement and the rights and obligations of the Parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

(v)          The Parties agree that any court action or proceeding to compel or in support of arbitration or for provisional remedies in aid of arbitration, including but not limited to any action to enforce the provisions of this Section 14(b)(i)-(v) or to prevent irreparable harm pending the appointment of the arbitral tribunal, shall be brought exclusively in the New York Courts. The Parties hereby unconditionally and irrevocably submit to the exclusive jurisdiction of the New York Courts for such purpose, and to the non-exclusive jurisdiction of the New York Courts in any action to enforce any arbitration award rendered hereunder, and waive any right to stay or dismiss any such actions or proceedings brought before the New York Courts on the basis of forum non-conveniens or improper venue.

(c)   Each of the Parties hereby acknowledges that (i) the agreements contained in this Section 14 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other Party would not have entered into this Agreement, (ii) in the event that it fails to comply with its obligations under this Section 14, the other Party would be damaged irreparably and could not be adequately compensated in all cases by monetary damages alone, and (iii) accordingly, in addition to any other right or remedy to which the other Party may be entitled, at law or in equity, the other Party will be entitled to enforce any provision of this Section 14 by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Section 14, without posting any bond or other undertaking.

(d)  Notwithstanding anything to the contrary contained in this Agreement, no Party shall be liable to the other Party for any consequential, incidental, indirect, punitive or special damages of any nature whatsoever, including without limitation any loss of profit.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

POSEIDON CONTAINERS HOLDINGS CORP.

By:
Name:
Title:

TECHNOMAR SHIPPING INC.

By:
Name:
Title:

Appendix A

FORM OF TECHNICAL MANAGEMENT AGREEMENT

[Attached]